FOR IMMEDIATE RELEASE NEWS RELEASE

MEDIA CONTACT: KELLY MCGLUMPHY KELLY_MCGLUMPHY@GOODYEAR.COM	ANALYST CONTACT: RYAN REED RYAN_REED@GOODYEAR.COM

GOODYEAR ANNOUNCES FIRST QUARTER 2026 RESULTS
EMEA and Asia Pacific results strengthened; Goodyear Forward delivered $107 million of benefits
AKRON, Ohio, May 6, 2026 – The Goodyear Tire & Rubber Company (NASDAQ:GT) reported first quarter 2026 results today and the company will host an investor call tomorrow morning, Thursday, May 7, at 8:30 a.m.
Eastern time led by Mark Stewart, Goodyear’s chief executive officer and president, and Christina Zamarro, the company’s executive vice president and chief financial officer.
"The first quarter reflected a challenging environment, marked by weak consumer industry demand in both
OE and replacement across the majority of our key geographies," said Stewart. "Despite a weak environment, our first quarter results were in line with our expectations and reflect our commitment to drive value for our brands in the marketplace, where we offer world-class differentiated products and services."
"Looking ahead, increased pressure on industry demand and higher raw material costs stemming from the conflict in the Middle East require that we continue to take meaningful actions to strengthen our cost structure," added Stewart. "We have consistently demonstrated a strong capability in driving cost transformation. We expect to deliver further savings to position the company for long term value creation."
Financial Results
Goodyear's first quarter 2026 net sales were $3.9 billion, with tire unit volumes totaling 34.0 million. First quarter 2026 Goodyear net loss was $249 million, or $0.86 per share, compared to Goodyear net income one year ago of $115 million, or $0.40 per share.  First quarter 2026 included several significant items, including, on a pre-tax basis, rationalization charges of $104 million. This significant item, and others, are excluded from adjusted earnings.
First quarter 2026 adjusted net loss was $112 million compared to adjusted net loss of $11 million in the prior year's quarter. Adjusted loss per share was $0.39 compared to $0.04 in the prior year's quarter. Per share amounts are diluted.

Segment Results
The company reported segment operating income of $95 million in the first quarter of 2026, compared to
$195 million from one year ago. Segment operating income includes a $46 million benefit from a tariff adjustment following a recent U.S. Supreme Court decision.
After adjusting for the sales of its Chemical business and the Dunlop brand, segment operating income decreased $63 million. The decrease in segment operating income reflects higher inflation and other costs of
$163 million and the impact of lower volume of $159 million, partially offset by benefits from Goodyear
Forward of $107 million, favorable price/mix versus raw material costs of $103 million and an IEEPA tariff adjustment of $46 million.
Additional earnings materials can be found on Goodyear’s investor relations website at http://
investor.goodyear.com.
Reconciliation of Non-GAAP Financial Measures
See “Non-GAAP Financial Measures” and “Financial Tables” for further explanation and reconciliation tables for historical Total Segment Operating Income and Margin; Adjusted Net Income (Loss); and Adjusted Diluted
Earnings per Share, reflecting the impact of certain significant items on the 2026 and 2025 periods.

Business Segment Results
AMERICAS

	First Quarter
(In millions)	2026	2025

Tire Units	15.3	18.4
Net Sales	$2,063	$2,502
Segment Operating Income	$37	$155
Segment Operating Margin	1.8%	6.2%
Americas’ first quarter 2026 net sales of $2.1 billion were 17.5% lower than the previous year, driven by a decline in consumer replacement volume and the sale of the Chemical business. Tire unit volume decreased
17.0%. Replacement tire unit volume decreased 23.2%, driven by weak industry conditions in North America.
Replacement volumes reflect lower sell-in industry volume, increased competitive promotional activity and the planned rationalization of lower-tier product offerings. Original equipment tire unit volume increased
8.2%, reflecting strong consumer market share gains. Similar to prior quarters, Commercial industry volume was lower in both OE and replacement given a prolonged industry downturn.
Segment operating income of $37 million decreased $118 million from last year. Excluding the impact of the sale of the Chemical business, Americas' segment operating income decreased $87 million driven by the impact of lower volume, general inflation and higher other costs, partially offset by Goodyear Forward benefits, the expected IEEPA tariff refund, and price/mix versus raw materials.
EMEA

	First Quarter
(In millions)	2026	2025

Tire Units	11.2	12.3
Net Sales	$1,363	$1,277
Segment Operating Income (Loss)	$1	$(5)
Segment Operating Margin	0.1%	(0.4)%
EMEA’s first quarter 2026 net sales of $1.4 billion increased 6.7% from first quarter 2025, driven by benefits from currency and price/mix, partly offset by lower tire volume, inclusive of the sale of the Dunlop brand.
Replacement unit volume decreased 15.2%, driven by market weakness in the E.U., increased competition and the planned rationalization of lower-tier product offerings. Original equipment tire unit volume increased
8.1%, reflecting strong consumer market share gains.
First quarter segment operating income of $1 million increased $6 million from the prior year. Excluding the impact of the sale of the Dunlop brand, EMEA's segment operating income increased $13 million driven by benefits from price/mix versus raw materials and Goodyear Forward, partly offset by higher costs and inflation.

ASIA PACIFIC

	First Quarter
(In millions)	2026	2025

Tire Units	7.5	7.8
Net Sales	$455	$474
Segment Operating Income	$57	$45
Segment Operating Margin	12.5%	9.5%
Asia Pacific's first quarter 2026 net sales of $455 million were 4.0% lower than the previous year, as a result of lower volume. Tire unit volume decreased 3.8%, driven by weak OE industry demand in China.
First quarter 2026 segment operating income of $57 million was $12 million higher than the prior year driven by benefits from price/mix versus raw materials and Goodyear Forward, partly offset by the impact of lower volume.
Conference Call
The company will host an investor call on Thursday, May 7, 2026, at 8:30 a.m. Eastern time. Please visit
Goodyear’s investor relations website: http://investor.goodyear.com, for additional earnings materials.
The investor call can be accessed on the website or via telephone by calling either (800) 579-2543 or (785)
424-1789 before 8:25 a.m. Eastern time and providing the conference ID “Goodyear.” A replay will be available by calling (800) 839-2394 or (402) 220-7207. The replay will also be available on Goodyear’s investor relations website.
About Goodyear
Goodyear is one of the world's largest tire companies. It employs about 63,000 people and manufactures its products in 49 facilities in 19 countries around the world. Its two Innovation Centers in Akron, Ohio, and
Colmar-Berg, Luxembourg, strive to develop state-of-the-art products and services that set the technology and performance standard for the industry. For more information about Goodyear and its products, go to
www.goodyear.com/corporate.

Forward-Looking Statements
Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. There are a variety of factors, many of which are beyond our control, that affect our operations, performance, business strategy and results and could cause our actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to: our ability to implement successfully our strategic initiatives; actions and initiatives taken by both current and potential competitors; increases in the prices paid for raw materials and energy; inflationary cost pressures;
delays or disruptions in our supply chain or the provision of services to us; a prolonged economic downturn or period of economic uncertainty; deteriorating economic conditions or an inability to access capital markets;
a labor strike, work stoppage, labor shortage or other similar event; financial difficulties, work stoppages, labor shortages or supply disruptions at our suppliers or customers; the adequacy of our capital expenditures;
changes in tariffs, trade agreements or trade restrictions; uncertainty regarding the timing and amount of any
IEEPA tariff refund; foreign currency translation and transaction risks; our failure to comply with a material covenant in our debt obligations; potential adverse consequences of litigation involving the company; as well as the effects of more general factors such as changes in general market, economic or political conditions or in legislation, regulation or public policy. Additional factors are discussed in our filings with the Securities and
Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

Non-GAAP Financial Measures (unaudited)
This news release presents non-GAAP financial measures, including Total Segment Operating Income and
Margin, Adjusted Net Income (Loss), and Adjusted Diluted Earnings Per Share (EPS), which are important financial measures for the company but are not financial measures defined by U.S. GAAP, and should not be construed as alternatives to corresponding financial measures presented in accordance with U.S. GAAP.
Total Segment Operating Income is the sum of the individual strategic business units’ (SBUs’) Segment
Operating Income as determined in accordance with U.S. GAAP. Total Segment Operating Margin is Total
Segment Operating Income divided by Net Sales as determined in accordance with U.S. GAAP. Management believes that Total Segment Operating Income and Margin are useful because they represent the aggregate value of income created by the company’s SBUs and exclude items not directly related to the SBUs for performance evaluation purposes. The most directly comparable U.S. GAAP financial measures to Total
Segment Operating Income and Margin are Goodyear Net Income (Loss) and Return on Net Sales (which is calculated by dividing Goodyear Net Income (Loss) by Net Sales).
Adjusted Net Income (Loss) is Goodyear Net Income (Loss) as determined in accordance with U.S. GAAP adjusted for certain significant items. Adjusted Diluted Earnings Per Share (EPS) is the company’s Adjusted
Net Income (Loss) divided by Weighted Average Shares Outstanding-Diluted as determined in accordance with U.S. GAAP. Management believes that Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per
Share (EPS) are useful because they represent how management reviews the operating results of the company excluding the impacts of rationalizations, asset write-offs, accelerated depreciation, impairments, asset sales and certain other significant items.
It should be noted that other companies may calculate similarly-titled non-GAAP financial measures differently and, as a result, the measures presented herein may not be comparable to such similarly-titled measures reported by other companies. See the following tables for reconciliations of historical Total
Segment Operating Income and Margin, Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share
to the most directly comparable U.S. GAAP financial measures.

The Goodyear Tire & Rubber Company and Subsidiaries
Financial Tables (Unaudited)
Table 1: Consolidated Statements of Operations

	Three Months Ended
	March 31,
(In millions, except per share amounts)	2026	2025
Net Sales	$3,881	$4,253
Cost of Goods Sold	3,188	3,513
Selling, Administrative and General Expense	668	650
Rationalizations	104	81
Interest Expense	95	115
Other (Income) Expense	9	25
Net (Gain) Loss on Asset Sales	(3)	(262)
Income (Loss) before Income Taxes	(180)	131
United States and Foreign Tax Expense	66	13
Net Income (Loss)	(246)	118
Less: Minority Shareholders’ Net Income (Loss)	3	3
Goodyear Net Income (Loss)	$(249)	$115
Goodyear Net Income (Loss) — Per Share of Common Stock
Basic	$(0.86)	$0.40
Weighted Average Shares Outstanding	288	287
Diluted	$(0.86)	$0.40
Weighted Average Shares Outstanding	288	289

Table 2: Consolidated Balance Sheets

	March 31,	December 31,
(In millions, except share data)	2026	2025
Assets:
Current Assets:
Cash and Cash Equivalents	$723	$801
Accounts Receivable, less Allowance — $84 ($89 in 2025)	2,602	2,341
Inventories:
Raw Materials	606	616
Work in Process	202	195
Finished Products	3,055	2,761
	3,863	3,572
Assets Held for Sale	6	58
Prepaid Expenses and Other Current Assets	452	446
Total Current Assets	7,646	7,218
Goodwill	43	42
Intangible Assets	658	663
Deferred Income Taxes	345	348
Other Assets	1,101	1,096
Operating Lease Right-of-Use Assets	987	998
Property, Plant and Equipment, less Accumulated Depreciation — $12,486 ($12,390 in 2025)	7,689	7,843
Total Assets	$18,469	$18,208

Liabilities:
Current Liabilities:
Accounts Payable — Trade	$3,754	$3,879
Compensation and Benefits	559	578
Other Current Liabilities	1,134	1,259
Notes Payable and Overdrafts	483	506
Operating Lease Liabilities due Within One Year	199	196
Long Term Debt and Finance Leases due Within One Year	1,226	364
Total Current Liabilities	7,355	6,782
Operating Lease Liabilities	848	862
Long Term Debt and Finance Leases	5,276	5,328
Compensation and Benefits	763	787
Deferred Income Taxes	102	105
Other Long Term Liabilities	951	941
Total Liabilities	15,295	14,805
Commitments and Contingent Liabilities
Shareholders’ Equity:
Goodyear Shareholders’ Equity:
Common Stock, no par value:
Authorized, 450 million shares, Outstanding shares — 287 million in 2026 (286 million in 2025)	287	286
Capital Surplus	3,175	3,175
Retained Earnings	3,111	3,360
Accumulated Other Comprehensive Loss	(3,569)	(3,588)
Goodyear Shareholders’ Equity	3,004	3,233
Minority Shareholders’ Equity — Nonredeemable	170	170
Total Shareholders’ Equity	3,174	3,403
Total Liabilities and Shareholders’ Equity	$18,469	$18,208

Table 3: Consolidated Statements of Cash Flows

	Three Months Ended
	March 31,
(In millions)	2026	2025
Cash Flows from Operating Activities:
Net Income (Loss)	$(246)	$118
Adjustments to Reconcile Net Income (Loss) to Cash Flows from Operating Activities:
Depreciation and Amortization	239	270
Amortization and Write-Off of Debt Issuance Costs	3	6
Provision for Deferred Income Taxes	(2)	(31)
Net Pension Curtailments and Settlements	—	4
Net Rationalization Charges	104	81
Rationalization Payments	(83)	(65)
Net (Gain) Loss on Asset Sales	(3)	(262)
Operating Lease Expense	74	78
Operating Lease Payments	(69)	(71)
Pension Contributions and Direct Payments	(10)	(41)
Changes in Operating Assets and Liabilities, Net of Asset Acquisitions and Dispositions:
Accounts Receivable	(275)	(431)
Inventories	(294)	(365)
Accounts Payable — Trade	(81)	46
Compensation and Benefits	(8)	(28)
Other Current Liabilities	(77)	95
Other Assets and Liabilities	10	58
Total Cash Flows from Operating Activities	(718)	(538)
Cash Flows from Investing Activities:
Capital Expenditures	(175)	(259)
Asset Dispositions	1	720
Other Transactions	—	(29)
Total Cash Flows from Investing Activities	(174)	432
Cash Flows from Financing Activities:
Short Term Debt and Overdrafts Incurred	225	409
Short Term Debt and Overdrafts Paid	(245)	(535)
Long Term Debt Incurred	2,220	5,951
Long Term Debt Paid	(1,393)	(5,627)
Other Transactions	13	13
Total Cash Flows from Financing Activities	820	211
Effect of Exchange Rate Changes on Cash, Cash Equivalents and Restricted Cash	3	9
Net Change in Cash, Cash Equivalents and Restricted Cash	(69)	114
Cash, Cash Equivalents and Restricted Cash at Beginning of the Period	910	864
Cash, Cash Equivalents and Restricted Cash at End of the Period	$841	$978

Table 4: Reconciliation of Segment Operating Income & Margin

	Three Months Ended
	March 31,
(In millions)	2026	2025
Total Segment Operating Income	$95	$195
Less:
Rationalizations	104	81
Interest Expense	95	115
Other (Income) Expense	9	25
Net (Gain) Loss on Asset Sales	(3)	(262)
Asset Write-Offs, Accelerated Depreciation, and Accelerated Lease Costs, net	16	46
Corporate Incentive Compensation Plans	23	16
Retained Expenses of Divested Operations	3	5
Other	28	38
Income (Loss) before Income Taxes	$(180)	$131
United States and Foreign Tax Expense	66	13
Less: Minority Shareholders' Net Income (Loss)	3	3
Goodyear Net Income (Loss)	$(249)	$115

Net Sales	$3,881	$4,253
Return on Net Sales	(6.4)%	2.7%
Total Segment Operating Margin	2.4%	4.6%

Table 5: Reconciliation of Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share
First Quarter 2026

(In millions, except per share amounts)	As Reported	Rationalizations, Asset Write-offs, Accelerated Depreciation and Leases	Indirect Tax Settlements and Discrete Tax Items	Asset and Other Sales	As Adjusted
Net Sales	$3,881	$—	$—	$—	$3,881
Cost of Goods Sold	3,188	(16)	(8)	—	3,164
Gross Margin	693	16	8	—	717

SAG	668	—	—	—	668
Rationalizations	104	(104)	—	—	—
Interest Expense	95	—	—	—	95
Other (Income) Expense	9	—	—	—	9
Net (Gain) Loss on Asset Sales	(3)	—	—	3	—
Pre-tax Income (Loss)	(180)	120	8	(3)	(55)
Taxes	66	8	(21)	—	53
Minority Interest	3	1	—	—	4
Goodyear Net Income (Loss)	$(249)	$111	$29	$(3)	$(112)

EPS	$(0.86)	$0.38	$0.10	$(0.01)	$(0.39)
First Quarter 2025

(In millions, except per share amounts)	As Reported	Rationalizations, Asset Write-offs, Accelerated Depreciation and Leases	Goodyear Forward Costs	Pension Settlement Charges (Credits)	Asset and Other Sales	As Adjusted
Net Sales	$4,253	$—	$—	$—	$—	$4,253
Cost of Goods Sold	3,513	(43)	—	—	—	3,470
Gross Margin	740	43	—	—	—	783

SAG	650	(3)	(2)	—	—	645
Rationalizations	81	(81)	—	—	—	—
Interest Expense	115	—	—	—	—	115
Other (Income) Expense	25	—	(5)	(4)	—	16
Net (Gain) Loss on Asset Sales	(262)	—	—	—	262	—
Pre-tax Income (Loss)	131	127	7	4	(262)	7
Taxes	13	23	2	1	(25)	14
Minority Interest	3	1	—	—	—	4
Goodyear Net Income (Loss)	$115	$103	$5	$3	$(237)	$(11)

EPS	$0.40	$0.36	$0.02	$0.01	$(0.83)	$(0.04)